Exhibit 4.1.1

 BRADLEY PHARMACEUTICALS, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY

as Trustee

_____________________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 24, 2003

_____________________________

4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2013

     FIRST SUPPLEMENTAL INDENTURE, dated as of July 24, 2003 (the “First Supplemental Indenture”), between BRADLEY PHARMACEUTICALS, INC., a Delaware corporation (the “Company”) and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee (herein called the “Trustee”).

     WHEREAS, the Company and the Trustee have entered into an Indenture dated as of June 11, 2003 (the “Indenture”) relating to the Company's 4% Convertible Senior Subordinated Notes due 2003 (the “Notes”);

     WHEREAS, the Company desires to increase the aggregate principal amount of Notes issuable pursuant to the Indenture by $4,000,000, such that an aggregate of $37,000,000 in aggregate principal amount of Notes are issuable pursuant to the Indenture; and

     WHEREAS, the Company has obtained the requisite consent of holders of the Notes to the amendment to the Indenture contemplated hereby;

     NOW THEREFORE, the Company covenants and agrees with the Trustee as follows:

     SECTION 1.           General

     Unless the context otherwise requires:

     (a)                capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture; and

     (b)               a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture unless otherwise defined herein (in which case the definition set forth herein shall govern);

     SECTION 2.           Amendments to the Indenture.

     The Indenture is, effective as of the date hereof, hereby amended as follows:

     I.   Article I  Definitions

     (a)                Section 1.01 Definitions

     (i)         The following defined term shall be added immediately following the term “Indenture”:

“‘Initial Issue Date’ means June 11, 2003.”

     (ii)        The definition of the term “Issue Date” is deleted in its entirety and replaced with the following:
“‘Issue Date’ means the date of issuance of any Security issued hereunder.”

     (iii)       The definition of the term “liquidated damages is deleted in its entirety and replaced by the following:

“‘liquidated damages’ has the meaning provided in the Registration Rights Agreements.”

     (iv)       The definition of the term “Option” is deleted in its entirety.

     (v)        The definition of the term “Purchase Agreement” is deleted in its entirety.

     (vi)       The definition of the term “Registration Rights Agreement” is deleted in its entirety and replaced with the following:

“‘Registration Rights Agreements’ means the Registration Rights Agreements dated as of June 11, 2003 and July 24, 2003, respectively.”

     (b)               Section 1.02 Additional Definitions.  The definition of the term “Additional Securities” is deleted in its entirety.

     II.   Article II  The Securities

     (c)                Section 2.01 Form and Dating.   The second paragraph of Section 2.01 of the Indenture is hereby amended by deleting the paragraph in its entirety and replacing it with the following:

     “Securities offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the “Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibits B-1 and B-2. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, that in no event shall the aggregate principal amount of the Global Security or Securities exceed $37,000,000.”

     (d)               Section 2.02 Execution and Authentication.  The fourth paragraph of Section 2.02 of the Indenture is hereby amended by deleting the paragraph in its entirety and replacing it with the following:

     “Upon a written order of the Company signed by two Officers of the Company or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company, the Trustee shall authenticate Securities for original issue.  The aggregate principal amount of Securities outstanding at any time may not exceed $37,000,000, except as provided in Section 2.07.”

     (e)                Section 2.16 Special Transfer  Provisions.  Subsection (B) of Section 2.16 of the Indenture is hereby amended by deleting such Subsection in its entirety and replacing it with the following:

     “(B)      Private Placement Legend.  Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver

Securities that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the issue date for the Securities (provided, however, that neither the Company nor any of its Affiliates has held any beneficial interest in such Security, or portion thereof, at any time prior to or on the second anniversary of the issue date), (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar or co-Registrar a notice in the form of Exhibit C hereto.  Upon the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreements), the Company shall deliver to the Trustee a notice of effectiveness, a Security or Securities, an authentication order in accordance with Section 2.02 and an Opinion of Counsel in the form of Exhibit D hereto and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary.”

     III.       Article III  Redemption

     (f)                 Section 3.09 Repurchase at Option of Holder Upon a Repurchase Event.  Subsection (iii) of the “Change in Control” definition is deleted in its entirety and replaced with the following:

     “(iii)      at any time the following persons cease for any reason to constitute a majority of the Company’s Board of Directors:
     (1)        individuals who on the Initial Issue Date constituted the Company’s Board of Directors; and
     (2)        any new directors whose election by the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors then still in office who were either directors on the Initial Issue Date or whose election or nomination for election was previously so approved; or”

     IV.       Article IV Covenants

     (g)                Section 4.03 Reports Subsection (A) of Section 4.03 of the Indenture is hereby amended by deleting such Subsection in its entirety and replacing it with the following:

     “The Company will promptly provide to the Trustee and shall, upon request, provide to any Holder or beneficial owner of Securities or prospective purchaser of Securities that so requests, the information required to be delivered pursuant to Rule 144A(d)(4) until such time as the Securities and the underlying Common Stock have been registered by the Company for resale under the Securities Act pursuant to the Registration Rights Agreements.  In addition, the Company will furnish such Rule 144A(d)(4) information if, at any time while the Securities or the Common Stock issuable upon conversion of the Securities are restricted securities within the meaning of the Securities Act, the Company is not subject to the informational requirements of the Exchange Act.”

     IV.       Article IX Amendments

     (h)                Section 9.01 Without Consent of Holders. Subsection (ii) of Section 9.01 of the Indenture is hereby amended by deleting the words “Registration Rights Agreement” and replacing it with the words “Registration Rights Agreements.”

     V.        Exhibits

     (i)                  Exhibit A Form of Global Security.  The Form of Global Security in Exhibit A of the Indenture is deleted and replaced in its entirety by Exhibit A hereto.

     (j)                 Exhibit D Form of Opinion of Counsel in Connection with Registration of Securities.  Exhibit D in the Indenture is deleted and replaced in its entirety by Exhibit D hereto.

     SECTION 3.           Ratification and Incorporation of Indenture.

The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture.

     SECTION 4.           Governing Law.

     The laws of the State of New York, without regard to principles of conflicts of law, shall govern the Indenture, including this First Supplemental Indenture, and the Notes.

     SECTION 5.           Separability.

     In case any provision contained in the Indenture, including this First Supplemental Indenture, shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefore against any party thereto.

     SECTION 6.           Successors

     All agreements of the Company in the Indenture, including this First Supplemental Indenture, shall bind its respective successors.  All agreements of the Trustee in this Indenture, including this First Supplemental Indenture, shall bind its successors.

     SECTION 7.           Effect of Headings.

     The Section headings provided herein are for convenience only and shall not affect the construction or interpretation the Indenture, including this First Supplemental Indenture.

     SECTION 8.           Counterparts.

     This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

BRADLEY PHARMACEUTICALS, INC.

By: /s/ R. Brent Lenczycki
      Name: R. Brent Lenczycki
      Title:   Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY

By: /s/ Herbert J. Lemmer
      Name: Herbert J. Lemmer
      Title:   Vice President

EXHIBIT A

[Face of Security]

BRADLEY PHARMACEUTICALS, INC.

[Certificate No. _______]

[INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND
AS REQUIRED]

4% Convertible Senior Subordinated Note due 2013 CUSIP No. ____________

     Bradley Pharmaceuticals, Inc., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _________________ Dollars ($_______________) on June 15, 2013, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for.  The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to on the reverse side hereof.

     Interest Payment Dates:  June 15 and December 15, with the first payment to be made on December 15, 2003.

     Record Dates:  June 1 and December 1.

     The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

     IN WITNESS WHEREOF, BRADLEY PHARMACEUTICALS, INC. has caused this instrument to be duly signed.

BRADLEY PHARMACEUTICALS, INC.

By:
      Name:
      Title

Dated:  _______________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee

By:

                  Authorized Signatory

Dated:  ________________

[REVERSE OF SECURITY]

BRADLEY PHARMACEUTICALS, INC.

4% Convertible Senior Subordinated Note due 2013

     1.                  Interest.  Bradley Pharmaceuticals, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest semi-annually on June 15 and December 15 of each year, with the first payment to be made on December 15, 2003.  Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from June 11, 2003.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2.                  Maturity.  The Securities will mature on June 15, 2013.

     3.                  Method of Payment.  The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date.  Holders must surrender Securities to a Paying Agent to collect the principal, Redemption Price, Option Purchase Price or Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest payable, if any, as herein provided upon Redemption, Repurchase at Holder’s Option, Repurchase Upon Repurchase Event or Maturity, as the case may be.  The Company will pay all amounts due with respect to the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts.  If this Security is in global form, the Company will pay interest on the Securities by wire transfer of immediately available funds to the account specified by the Holder.  With respect to securities held other than in global form, the Company will make payments by wire transfer of immediately available funds to the account specified by the Holders thereof or, if no such account is specified with respect to a Holder, by mailing a check to the Holder’s registered address.

     4.                  Paying Agent, Registrar, Conversion Agent.  Initially, American Stock Transfer & Trust Company (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent.  The Company may change any Paying Agent, Registrar or Conversion Agent without notice.

     5.                  Indenture.  The Company issued the Securities under an Indenture dated as of  June 11, 2003 as supplemented by the First Supplemental Indenture dated as of July 24, 2003 (collectively, the “Indenture”) between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “Act”) as in effect on the date of the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms.  The Securities are general unsecured senior subordinated obligations of the Company limited to $37,000,000 aggregate principal amount.

     6.                  Optional Redemption.  Subject to the terms and conditions of the Indenture, the Securities will be redeemable prior to maturity at the option of the Company, in whole or in part, at any time on or after June 15, 2008 (the date of such time, the “Redemption Date”) at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus any accrued and unpaid interest to the Redemption Date; provided that if such Redemption Date is also an interest payment date, such accrued and unpaid interest will be payable in the ordinary course to the holder of record on the relevant record date.

     7.                  Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address.  Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.  On and after the Redemption Date, interest will cease to accrue on Securities or portions of them called for redemption (except to the extent the Company defaults in the payment of the Redemption Price or accrued and unpaid interest, if any, to the Redemption Date).

     8.                  Purchase by the Company at the Option of the Holder.  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on June 15, 2008 (the “Option Purchase Date”) at an Option Purchase Price of 100% of the principal amount of Securities to be purchased, plus accrued and unpaid interest to the Option Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to the Option Purchase Date until the close of business on the day immediately preceding such Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     9.                  Repurchase at Option of Holder Upon a Repurchase Event.  Subject to the terms and conditions of the Indenture, in the event of a Repurchase Event, then each Holder of the Securities shall have the right, at the Holder’s option to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date (the “Repurchase Date”) no later than 30 days after the date on which notice of such Repurchase Event is mailed in accordance with the immediately succeeding paragraph, at a price equal to 100% of the outstanding principal amount of the Securities tendered, plus accrued and unpaid interest to the Repurchase Date.

     A “Repurchase Event” of the Company shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”

     A “Change in Control” of the Company shall be deemed to have occurred at such time as:

     (i)                  any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors (other than Daniel Glassman, Iris Glassman, Bradley Glassman, trusts for their benefit and heirs, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, unless, after giving effect to such transaction, (1) the Company’s Common Stock ceases to be listed on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system for automated dissemination of quotations of securities prices or (2) less than 40% of the outstanding shares of the Company’s Common Stock remain beneficially owned by persons other than the Glassman family); or

     (ii)                any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Company’s Class B common stock (other than Daniel Glassman, Iris Glassman, Bradley Glassman, trusts for their benefit and heirs, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof); or

     (iii)               at any time the following persons cease for any reason to constitute a majority of the Company’s Board of Directors:

     (1)        individuals who on the Initial Issue Date constituted the Company’s Board of Directors; and

     (2)        any new directors whose election by the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors then still in office who were either directors on the Initial Issue Date or whose election or nomination for election was previously so approved; or

(iv)              The Company consolidates with or merges with or into, another person or any person consolidates with, or merges with or into the Company, in any such event other than pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction, “beneficially own,” directly or indirectly shares of the Company’s Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the continuing or surviving corporation in substantially the same proportion as such ownership prior to the transaction; or

(v)                the sale, lease, transfer or other conveyance or disposition of all or substantially all of the assets or property of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(vi)              the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

     A “Termination of Trading” shall occur if the Common Stock of the Company (or other common stock into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

     10.              Conversion.  A holder may convert his or her Security into Common Stock of the Company at any time prior to the close of business on June 15, 2013, or if the Security is called for redemption by the Company, the Holder may convert it at any time before the close of business on the business day immediately preceding the date fixed for such redemption.

     A Holder shall not have the right to convert any portion of the Securities to the extent that after giving effect to such conversion the Holder (together with the Holder's Affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

     The initial Conversion Rate is 50.0000 shares of Common Stock per $1,000 principal amount of Securities, or an effective initial Conversion Price of $20.00 per share, subject to adjustment as specified in the Indenture.  The Company will deliver a check in lieu of any fractional share.  On conversion no payment or adjustment for any unpaid and accrued interest with respect to the Securities will be made.  If a Holder surrenders a Security for conversion between the record date for the payment of interest and prior to the next interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive, unless the Securities have been called for redemption as described in the Indenture.

     Securities as to which a Purchase Notice has been given may be converted only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture.

     To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required.  A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

     Any shares issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

     11.              Subordination.  The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.  Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

     12.              Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part, except the unredeemed portion of Securities to be redeemed in part.  Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of the Securities selected to be redeemed and in certain other circumstances provided in the Indenture.

     13.              Persons Deemed Owners.  The registered Holder of a Security may be treated as the owner of such Security for all purposes.

     14.              Merger or Consolidation.  The Company shall not consolidate with or merge with or into any other person or sell, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to another person (whether in a single or series of related transactions) unless (i) such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company, under the Securities and this Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

     15.              Amendments, Supplements and Waivers.  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  In accordance with the terms of the Indenture, without notice to or the consent of any Securityholder, the Indenture or the

Securities may be amended or supplemented to cure any ambiguity, defect, omission or inconsistency, to comply with Sections 5.01 and 10.12 of the Indenture, to make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act pursuant to the Registration Rights Agreements and the qualification of the Indenture under the TIA, to secure the obligations of the Company in respect of the Securities, or to add to covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company or to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture.

     16.              Defaults and Remedies.  As more fully described in the Indenture, an Event of Default includes the occurrence of any of the following: default in payment of principal, when due, whether at maturity, upon redemption, upon exercise by the Holder of its right to require the Company to repurchase Securities on the Option Purchase Date, upon exercise of a Repurchase Right or otherwise; default for 30 days in payment of interest or liquidated damages; failure to provide timely notice of a Repurchase Event or Repurchase at Holder’s Option, as required; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; certain payment defaults or the acceleration of other Indebtedness of the Company and its Subsidiaries; failure by the Company or any of its Subsidiaries to pay final judgments for certain amounts, which judgments are not paid, discharged, or stayed, for a period of 30 days; and certain events of bankruptcy or insolvency involving the Company or its Subsidiaries.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately, except as provided in the Indenture.  If an Event of Default specified in Section 6.01(vii) or (viii) of the Indenture with respect to the Company occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities.  Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Securityholders.  The Company must furnish an annual compliance certificate to the Trustee.

     17.              Registration Rights.  The Holders are entitled to registration rights as set forth in the Registration Rights Agreements (as defined in the Indenture).  The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreements.

     18.              Trustee Dealings with the Company.  The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     19.              No Recourse Against Others.  No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

     20.              Authentication.  This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     21.              Abbreviations.  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

     THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE AND THE REGISTRATION RIGHTS AGREEMENTS.  REQUESTS MAY BE MADE TO:

Bradley Pharmaceuticals, Inc.
383 Route 46 West
Fairfield, New Jersey  07004
Attention: R. Brent Lenczycki, Chief Financial Officer

EXHIBIT D

Form of Opinion of Counsel in Connection with Registration of Securities

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attention: Corporate Trust Administration

Re:       Bradley Pharmaceuticals, Inc. (the “Company”) 4% Convertible Senior             Subordinated Notes due 2013 (the “Securities”)

Ladies and Gentlemen:

     Reference is made to the Securities issued pursuant to a certain indenture dated as of June 11, 2003, as supplemented by the first supplemental indenture thereto (collectively, the “Indenture”) by and between the Company and American Stock Transfer & Trust Company, as trustee (the “Trustee”).  The Company issued $37,000,000 aggregate principal amount of Securities pursuant to the Indenture in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).  The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-____) (the “Registration Statement”) relating to the registration under the Securities Act of $______________ principal amount of the Securities and the shares of Common Stock of the Company (the “Shares”) issuable upon conversion of the Securities being registered.  The Registration Statement was declared effective by order of the SEC dated [_____________].

     We have acted as counsel for the Company in connection with the issuance of the Securities and the preparation and filing of the Registration Statement and are familiar with the Securities, the Indenture, the Registration Statement, the above-mentioned SEC order and such other documents as are necessary to render this opinion.

     Based on the foregoing, it is our opinion that (1) the Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, (2) assuming that the Securities covered by the Registration Statement and the Shares issuable upon conversion of such Securities are sold by a Holder specified in the Registration Statement in a manner specified in the Registration Statement, such sale of the Securities and Shares issuable upon conversion of the Securities will have been duly registered under the Securities Act and (3) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

Yours truly,